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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement on Form S-4 ("Registration Statement") of Performance Asset Management Company, a Delaware corporation, of our reports dated December 31, 1996; December 31, 1995; and December 31, 1994, relating to the financial statements of (i) Performance Asset Management Fund, Ltd., a California Limited Partnership; (ii) Performance Asset Management Fund II, Ltd., a California Limited Partnership; (iii) Performance Asset Management Fund III, Ltd., a California Limited Partnership; (iv) Performance Asset Management Fund IV, Ltd., a California Limited Partnership;
(v) Performance Asset Management Fund V, Ltd., a California Limited Partnership; and (vi) Performance Capital Management, Inc., a California corporation, appearing in the Prospectus, which is a part of the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Dated: November 4, 1997                   Kelly & Company

                                          By:       /s/ GERALD KELLY
                                            ------------------------------------
                                                        Gerald Kelly